UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2017

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2017, Wells Fargo & Company (the “Company”) filed with the Delaware Secretary of State a Certificate Eliminating the Certificate of Designations with respect to the Company’s 2008 ESOP Cumulative Convertible Preferred Stock which, effective upon filing, eliminated from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designations for the 2008 ESOP Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on March 12, 2008.

The Certificate Eliminating the Certificate of Designations with respect to the Company’s 2008 ESOP Cumulative Convertible Preferred Stock is filed herewith as Exhibit 3(a) and incorporated herein by reference.

Item 8.01.	Other Events.

On April 28, 2017, the Company submitted a redemption notice to the property trustee for Wells Fargo Capital II, which will result in the redemption of the securities identified below on May 30, 2017. The redemption price will be equal to 100% of the principal amount of the securities plus accumulated and unpaid distributions. This redemption will be funded with excess cash currently available to the Company.

Trust	Security	Principal Amount	CUSIP	Trustee
Wells Fargo Capital II	Floating Rate Capital Securities	$150,000,000 ($1,000 per Security)	94974PA A7	The Bank of New York Mellon Trust Company, N.A.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3(a)	Certificate Eliminating the Certificate of Designations with respect to the Company’s 2008 ESOP Cumulative Convertible Preferred Stock, filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 28, 2017	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Senior Vice President and Secretary